UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 15, 2011

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01        Other Events

On December 15, 2011, Bridge Bancorp, Inc. (the “Company”), the parent company of The Bridgehampton National Bank, announced that it had entered into definitive purchase agreements to sell directly to institutional and other private investors a total of 1.377 million shares of its common stock, $0.01 par value per share (the “Common Stock”), at a price of $17.50 per share.  The Company expects to receive net proceeds of approximately $23.0 million after deducting placement agent fees and other offering expenses.  The closing of the offering is expected to occur on or about December 20, 2011, subject to customary closing conditions.

The shares of Common Stock are being sold pursuant to the Company’s existing shelf registration statement on file with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-160240).  The Company has filed a prospectus supplement dated December 15, 2011, to the Company’s base prospectus, dated July 9, 2009.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, is the Company’s press release.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated December 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated:  December 15, 2011